Exhibit 99.1

AbCellera Reports Full Year 2020 Business Results

●	Total revenue of $233 million[1] in 2020, up 1,908% year-over-year
●	Total revenue from research fees of $20 million, up 71% year-over-year
●	Total programs under contract of 103, up 72% year-over-year
●	EPS of $0.53 (basic) and $0.45 (diluted) compared to $0.01 loss per share in 2019

VANCOUVER, British Columbia - March 29, 2021 - AbCellera (NASDAQ: ABCL), a technology company with a centralized operating system for next-generation antibody discovery, today announced financial results for the full year 2020 with the following highlights.

“AbCellera had a breakthrough year, demonstrating strong growth across every area of the business and the effectiveness of our technology and business model through our discovery of the first monoclonal antibody therapy for COVID-19,” said Carl Hansen, Ph.D., President and CEO of AbCellera. “Each program improves our platform, and we continue to invest in new technologies that enhance and expand our capabilities to discover high-quality, potent antibodies for our partners. With our strong cash position, profitability, and cash generation, we are aggressively executing on building our centralized operating system to help bring new antibody therapies to patients faster and more efficiently.”

2020 Business Highlights

●	Strong financial performance led by $233 million in total revenue, including $213 million in milestones and royalties.
●	Generated $119 million in net earnings, up from a $2 million loss in 2019.
●	Expanded partnership business to 103 cumulative programs under contract with 27 partners generating $20 million in research fees (71% growth over $12 million in 2019).
●

Established strong liquidity position with approximately $720 million raised from gross equity financings ($75 million series A2, $90 million convertible note, and $555 million IPO proceeds), and $23 million in positive cash flow from operations to end the year with $594 million in cash and cash equivalents, and $212 million in accrued accounts receivable.  AbCellera’s strong cash position will be used to build capacity, expand platform capabilities, and pursue business development initiatives.

●	Secured $126 million from the Government of Canada for future infrastructure investments, including CMC and GMP manufacturing capabilities.
●	Acquired Trianni for $90 million to add new capabilities that expand diversity and reduce program timelines by sourcing fully human antibodies from rodents.
●	Acquired the OrthoMab™ bispecific platform to integrate capabilities for engineering bispecific antibodies.
●

Achieved notable COVID-19 program milestones, including bamlanivimab entering clinical trials and receiving authorization in 15 countries across North America, the European Union, the Middle East, and Africa.

●	Announced the appointment of John Montalbano and Peter Thiel to the Board of Directors.

Key Business Metrics2

As of December 31, 2020, AbCellera had 103 discovery programs (up 72% from 60 in 2019) that are either completed, in progress or under contract with 27 partners (up from 22 in 2019). AbCellera has started discovery on a cumulative total of 52 of these programs (up from 43 in 2019).

Bamlanivimab, being developed by partner Eli Lilly and Company (Lilly), is the first antibody discovered by AbCellera to have reached the clinic and commercial markets. Bamlanivimab is the first monoclonal antibody therapy for COVID-19 in the world to reach human testing and to be authorized for emergency use.

	Year Ended December 31,		Change
Metric	2019	2020	%
Number of discovery partners	22	27	23%
Programs under contract, cumulative	60	103	72%
Program starts, cumulative	43	52	21%
Programs in the clinic	-	1	N/M

Discussion of 2020 Financial Results

	Year Ended December 31,		Change
	2019	2020	Amount	%
	(in thousands, except percentages)
Revenue
Research fees	$11,612	$19,848	$8,236	71%
Milestone payments	-	15,000	15,000	N/A
Royalty revenue	-	198,307	198,307	N/A
Total revenue	$11,612	$233,155	$221,543	1908	%

●

Revenue - Total revenue was $233.2 million in 2020, up 1,908% from $11.6 million in 2019. Research fees increased by $8.2 million, or 71%, as a result of growth in our partnership business. The success of bamlanivimab generated our first milestone payments of $15.0 million and our first royalty revenue of $198.3 million.

●	Royalty fees - Royalty fees to the National Institutes of Health, attributable entirely to royalty payments on bamlanivimab, were $27.1 million as compared to $0 in 2019.

[1]	All financials are reported in USD.

[2]	See definitions of Key Business Metrics

●

Research & Development (R&D) expenses - R&D expenses were $29.4 million in 2020, as compared to $10.1 million in 2019, reflecting investments in the technology platform and increased partnership activity. R&D expenses included non-recurring charges of $4.0 million for IPR&D related to the acquisition of the OrthoMab platform and $4.3 million related to Liability Classified Options in connection with the company’s conversion to USD as functional currency.

●	Sales & Marketing (S&M) expenses - S&M expenses were $3.8 million in 2020, as compared to $1.3 million in 2019, driven by an expansion of the team.
●

General & Administrative (G&A) expenses - G&A expenses were $11.9 million in 2020, as compared to $2.7 million in 2019, with the increase driven by investments to support the growth of the company and preparations to be a listed company, as well as non-recurring charges of $1.9 million supporting financing activities.

●

Net Earnings - Net earnings in 2020 were $118.9 million, or $0.53 per share and $0.45 per share on a basic and diluted basis, respectively, as compared to a net loss of $2.2 million, or $0.01 per share on both a basic and diluted basis in 2019.

●

Liquidity - AbCellera ended 2020 with $594.1 million of cash and cash equivalents and $212.3 million in accrued accounts receivable, most of which have subsequently been received. AbCellera ended the year with $2.4 million in debt from a Government of Canada zero interest repayable funding program. The company retired all other debt agreements in the year and incurred a non-recurring $4.2 million expense charge for interest and cancellation fees for early retirement.

Conference Call and Webcast

AbCellera will host a conference call and live webcast to discuss these results today at 2:00 p.m. Pacific Daylight Time (5:00 p.m. Eastern Daylight Time).

The live webcast of the earnings conference call can be accessed on the Events and Presentations section of AbCellera’s Investor Relations website at https://investors.abcellera.com. A replay of the webcast will be available through the same link following the conference call.

About AbCellera Biologics Inc.

AbCellera is a technology company that searches, decodes, and analyzes natural immune systems to find antibodies that its partners can develop into drugs to prevent and treat disease. AbCellera partners with drug developers of all sizes, from large pharmaceutical to small biotechnology companies, empowering them to move quickly, reduce costs, and tackle the toughest problems in drug development. To learn more, please visit us at www.abcellera.com.

Definition of Key Business Metrics

We regularly review the following key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions. We believe that the following metrics are important to understand our current business. These metrics may change or may be substituted for additional or different metrics as our business develops. For example, as our business matures and to the extent programs are discontinued, we anticipate updating these metrics to reflect such changes.

Number of discovery partners represents the unique number of partners with whom we have executed partnership contracts. We view this metric as an indication of the competitiveness of our technology stack and our current level of market penetration. The metric also relates to our opportunities to secure programs under contract.

Programs under contract represent the number of antibody development programs that are under contract for delivery of discovery research activities. A program under contract is counted when a contract is executed with a partner under which we commit to discover antibodies against one selected target. A target is any relevant antigen for which a partner seeks our support in developing binding antibodies. We view this metric as an indication of commercial success and technological competitiveness. It further relates to revenue from technology access fees. The cumulative number of programs under contract with downstream participation is related to our ability to generate future revenue from milestone payments and royalties.

Program starts represent the number of unique programs under contract for which we have commenced the discovery effort. The discovery effort commences on the later of (i) the day on which we receive sufficient reagents to start discovery of antibodies against a target and (ii) the day on which the kick-off meeting for the program is held. We view this metric as an indication of our operational capacity to execute on programs under contract. It is also an indication of the selection and initiation of discovery projects by our partners and the resulting near-term potential to earn research fees. Cumulatively, program starts with downstream participation indicate our total opportunities to earn downstream revenue from milestone fees and royalties in the mid- to long-term.

Programs in the clinic represent the count of unique programs for which an Investigational New Drug, or IND, New Animal Drug or Pre-Market Approval, or PMA, application, or equivalents under other regulatory regimes, has been filed based on an antibody that was discovered by us. Where the date of such application is not known to us, the date of the first public announcement of clinical trials will be used instead for the purpose of this metric. We view this metric as an indication of our near- and mid-term potential revenue from milestone fees and potential royalty payments in the long term.

AbCellera Forward-looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Source: AbCellera Biologics Inc.

Inquiries

Media: Jessica Yingling, Ph.D.; media@abcellera.com, +1(236)521-6774

Business Development: Kevin Heyries, Ph.D.; bd@abcellera.com, +1(604)559-9005

Investor Relations: Melanie Solomon; ir@abcellera.com, +1(778)729-9116

AbCellera Biologics Inc.

Condensed Consolidated Statement of Operations

(Expressed in thousands of U.S. dollars except share and per share data)

	2019	2020
Revenue
Research fees	$11,612	$19,848
Milestone payments	-	15,000
Royalty revenue	-	198,307
Total revenue	11,612	233,155
Operating expenses
Royalty fees	-	27,143
Research and development[3]	10,113	29,393
Sales and marketing[3]	1,263	3,842
General and administrative[3]	2,749	11,910
Depreciation and amortization	1,604	4,836
Total operating expenses	15,729	77,124
Income (loss) from operations	(4,117)	156,031
Other (income) expense
Interest income	(155)	(293)
Interest and other expense	209	6,511
Foreign exchange (gain) loss	(186)	300
Grants and incentives	(1,774)	(8,320)
Total other (income) expense	(1,906)	(1,802)
Net earnings (loss) before income tax	(2,211)	157,833
Provision for income tax	-	38,915
Net earnings (loss) and comprehensive income (loss) for the period	$(2,211)	$118,918
Net earnings (loss) per share to common shareholders
Basic	$(0.01)	$0.53
Diluted	$(0.01)	$0.45
Weighted-average common shares outstanding
Basic	151,327,560	159,195,023
Diluted	151,327,560	263,129,765

[3]	Exclusive of depreciation and amortization

AbCellera Biologics Inc.

Condensed Consolidated Balance Sheet

(Expressed in thousands of U.S. dollars except share data)

	December 31, 2019	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$7,553	$594,116
Accounts receivable	2,124	903
Accrued accounts receivable	1,152	212,336
Other current assets	1,811	5,970
Total current assets	12,640	813,325
Long term assets
Property and equipment, net	8,480	17,923
Intangible assets	-	115,153
Goodwill	-	31,500
Equity investee	-	19,247
Other long-term assets	585	8,388
Loans to related parties	1,783	-
Total long-term assets	10,848	192,211
Total assets	$23,488	$1,005,536
Liabilities and shareholders' equity
Current liabilities
Accounts payable and accrued liabilities	$2,579	$20,005
Current portion of contingent consideration payable	-	13,411
Income taxes payable	-	36,152
Accrued royalties payable	-	27,143
Deferred revenue	3,236	6,589
Current portion of long-term debt	2,080	190
Total current liabilities	7,895	103,490
Long-term liabilities
Operating lease liability	2,642	3,715
Long-term debt	1,363	2,198
Deferred revenue and grant funding	1,336	25,894
Contingent consideration payable	-	9,148
Deferred tax liability	-	26,161
Other long-term liabilities	-	4,422
Total long-term liabilities	5,341	71,538
Total liabilities	$13,236	$175,028
Shareholders' equity
Common shares: no par value, unlimited authorized shares at December 31, 2019 and 2020: 151,681,382 and 269,497,768 shares issued and outstanding at December 31, 2019 and 2020 respectively	5,122	710,387
Convertible preferred shares unlimited authorized shares at December 31, 2019 and 2020: 2,105,264 and nil issued and outstanding at December 31, 2019 and 2020 respectively	7,546	-
Additional paid-in capital	2,300	5,919
Accumulated earnings (deficit)	(4,716)	114,202
Total shareholders' equity	10,252	830,508
Total liabilities and shareholders' equity	$23,488	$1,005,536

AbCellera Biologics Inc.

Condensed Consolidated Statement of Cash Flows

(Expressed in thousands of U.S. dollars)

	2019	2020
Cash flows from operating activities:
Net income (loss)	$(2,211)	$118,918
Cash flows from operating activities
Depreciation of property and equipment	1,604	2,317
Amortization of intangible assets	-	2,519
Amortization of operating lease right-of-use-assets	243	435
Stock-based compensation	890	8,397
Extinguishment of long-term debt	-	3,700
Accretion and other	194	830
Deferred tax expense	-	2,098
Unrealized foreign exchange gains and losses	-	177
Changes in operating assets and liabilities
Accounts and accrued research fees receivable	(1,803)	(5,467)
Accrued royalties receivable	-	(197,553)
Investment tax credit receivable	1,593	-
Income taxes payable	-	36,412
Accounts payable and accrued liabilities	150	6,601
Operating lease liabilities	2,784	(350)
Deferred revenue	(6)	21,810
Accrued royalties payable	-	27,143
Other operating assets and liabilities	(744)	(5,297)
Net cash provided by operating activities	2,694	22,690
Cash flows from investing activities
Purchases of property and equipment	(3,997)	(9,673)
Purchase of intangible assets	-	(5,000)
Repayment (issuance) of related party loans	(1,783)	1,783
Acquisition of Trianni	-	(87,643)
Investment in equity investees	-	(19,247)
Net cash used in investing activities	(5,780)	(119,780)
Cash flows from financing activities
Repayment of long-term debt	(399)	(19,942)
Proceeds from long-term debt	193	15,490
Proceeds from convertible debentures	-	89,990
Short-term borrowings	387	(387)
Issuance of common shares pursuant to exercise of stock options	25	1,000
Net proceeds from issuance of common shares	-	522,840
Proceeds from issuance of preferred shares - series A1 financing	(11)	-
Proceeds from issuance of preferred shares - series A2 financing	-	74,662
Net cash provided by financing activities	$195	$683,653
Increase (decrease) in cash and cash equivalents	(2,891)	586,563
Cash and cash equivalents, beginning of year	10,444	7,553
Cash and cash equivalents, end of year	$7,553	$594,116